                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of Earliest Event Reported) June 6, 2002 (June 6, 2002)


                             WESTERN RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           KANSAS                       1-3523                  48-0290150
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


     818 SOUTH KANSAS AVENUE, TOPEKA, KANSAS                        66612
     (Address of Principal Executive Offices)                    (Zip Code)


Registrant's Telephone Number Including Area Code (785) 575-6300

                             WESTERN RESOURCES, INC.

Item 5.  Other Events

     On June 6, 2002, Western Resources, Inc. (the "Company") entered into a secured credit agreement arranged by J.P. Morgan Securities, Inc. providing for a $585 million term loan and a $150 million revolving credit facility, each maturing on June 6, 2005. The proceeds of the term loan were used to retire an existing revolving credit facility with an outstanding principal balance of $380 million, to provide for the repayment at maturity of $135 million principal amount of KGE first mortgage bonds due in December 2003 together with accrued interest, to repurchase approximately $45 million of the Company's outstanding unsecured notes, and to pay customary fees and expenses of the transactions. There were no borrowings under the revolving credit facility at closing. A copy of the press release issued on June 6, 2002 is attached as an exhibit hereto.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits

         Exhibit 99.1 - Press Release issued by Western Resources, Inc. dated
                        June 6, 2002

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              Western Resources, Inc.



Dated June 6, 2002                        By: /s/ Paul R. Geist
                                              ----------------------------------
                                              Name:  Paul R. Geist
                                              Title: Senior Vice President and
                                                     Chief Financial Officer